UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2011
HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	36-1342272

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 934-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Hillenbrand, Inc. (the “Company”) held its annual meeting of shareholders on February 23, 2011. Matters voted upon at the annual meeting were as follows:
(1)	the election of five members to the Board of Directors;

(2)	the approval, by a non-binding advisory vote, of the compensation paid by the Company to its named executive officers;

(3)	the selection, by a non-binding advisory vote, of the frequency of voting on compensation paid by the Company to its named executive officers; and

(4)	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.
The final results of the votes taken at the annual meeting were as follows:
Proposal 1: Election of Five Members to the Board of Directors:
Election of Directors in Class III for terms expiring in 2014:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Kenneth A. Camp	49,898,296	121,656	6,349,907
W August Hillenbrand	37,798,896	12,221,056	6,349,907
Thomas H. Johnson	49,725,655	294,297	6,349,907
Neil S. Novich	48,403,309	1,616,643	6,349,907
Election of Director in Class I for term expiring in 2012:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Edward B. Cloues, II	34,879,098	15,140,854	6,349,907
Proposal 2: Approval, by a Non-Binding Advisory Vote, of the Compensation Paid to the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

47,679,888	1,652,398	687,666	6,349,907

Proposal 3: Selection, by a Non-Binding Advisory Vote, of the Frequency of Voting on Compensation Paid to the Company’s Named Executive Officers:

One Year	Two Year	Three Year	Abstain

42,566,645	863,584	5,878,162	711,561
Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2011:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

56,164,517	187,072	18,170	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: February 24, 2011	BY:	/s/ Cynthia L. Lucchese Cynthia L. Lucchese
Senior Vice President and
Chief Financial Officer

DATE: February 24, 2011	BY:	/s/ John R. Zerkle John R. Zerkle
Senior Vice President,
General Counsel & Secretary

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